EXHIBIT 99.1

BOSTON SCIENTIFIC ANNOUNCES PATENT

INFRINGEMENT VERDICT AGAINST JOHNSON & JOHNSON

Natick, MA (July 1, 2005) -- Boston Scientific Corporation (NYSE: BSX) announced today that a U.S. District Court jury in Delaware found that Johnson & Johnson’s (NYSE: JNJ) CYPHER® drug-eluting stent infringes a Boston Scientific patent and that Johnson & Johnson’s CYPHER, Bx VELOCITY™, Bx SONIC™, and GENESIS™ stents infringe a second Boston Scientific patent. The jury also upheld the validity of both patents. The jury determined only liability; money damages and any other relief will be determined subsequently. The court has not yet set a post-verdict schedule.

“We are very pleased with the jury’s verdict. It confirms our belief that we have fundamental intellectual property covering drug-eluting stent technology and stent design,” said Paul A. LaViolette, Boston Scientific’s Chief Operating Officer.

Boston Scientific is a worldwide developer, manufacturer, and marketer of medical devices whose products are used in a broad range of interventional medical specialties. For more information, please visit: www.bostonscientific.com.

This press release contains forward-looking statements. The Company wishes to caution the reader of this press release that actual results may differ from those discussed in the forward-looking statements and may be adversely affected by, among other things, risks associated with litigation and other factors described in the Company’s filings with the Securities and Exchange Commission.

CONTACT:	Milan Kofol
508-650-8569
Investor Relations
Boston Scientific Corporation

Paul Donovan
508-650-8541
Media Relations
Boston Scientific Corporation